Exhibit 99.1

Summit Wireless Technologies Posts 181% Q1 2021 Revenue Increase and Guides for 250+% Q2 2021 Revenue Increase, Year-over-Year Respectively

SAN JOSE, Calif., May 12, 2021 - Summit Wireless Technologies, Inc. (NASDAQ: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems, provided an update for the first quarter ended March 31, 2021.

Q1 2021 Financial Highlights:

•	Revenue increased 181% to $1.2 million, compared to $0.4 million in the first quarter of 2020.

•	Gross margin expanded to 25.6%, compared to 23.9% in the fourth quarter of 2020 and 15.3% in the first quarter of 2020.

•	Operating expense was $3.0 million, including $0.3 million of non-cash charges.

•	Cash and cash equivalents were $9.7 million at March 31, 2021, compared to $7.4 million at December 31, 2020.

Q2 2021 Financial Guidance:

•	Revenue is expected to increase 250+%, compared to the second quarter of 2020.

•	Gross margin is expected to improve sequentially.

•	Operating expense is expected to be approximately $3.1 million, including $0.4 million of non-cash charges.

“Summit’s significant sales growth momentum is accelerating with year-over-year increases of 181% in Q1 and 250+% expected in Q2, reflecting new products introductions and extensions as well as effective marketing,” said Brett Moyer, CEO of Summit Wireless. “Leading brands including LG, Hisense, Onkyo, Bang & Olufsen, and Harman, to name a few, have launched incredible new products featuring WiSA immersive sound technology. Later this year, we anticipate announcing two more TV brands, which will bring the total to six. Additionally, this month, the Summit SoundSend will enhance features and performance via a software update and begin its international rollout, available first in the UK and Japan.

“The WiSA Wave marketing program continues to drive website traffic. In Q1 2021, we exceeded our guidance with 139,000 visitors, up from 34,000 in Q1 2020. We continue to expect more than 1 million visitors in 2021. To that end, we strengthened our board and digital marketing capabilities, welcoming our new director who will be advising the company in building the consumer category with the WiSA Wave. Further, we expect to open the WiSA Amazon store soon, which will allow all WiSA Certified™ products being sold on Amazon to be highlighted in the category as well as enable bundling promotions with WiSA Ready™ TVs, transmitters, and speakers. This traction fuels our belief that 2021 will be a breakout year for Summit Wireless,” concluded Moyer.

Recent Product Launches:

•	LG Electronics 2021 WiSA Ready OLED and Nanocell TVs are bringing unmatched entertainment straight to any living room, leading in integrating immersive audio connectivity.

•	Hisense’s 2021 TV models have been certified WiSA Ready, enabling quick and simple connection to all WiSA USB transmitters and WiSA Certified Speakers to create amazing and immersive home cinema systems for the fifth leading TV brand in the US.

•	Bang & Olufsen's slim, elegant WiSA Certified Beolab 28 high-resolution wireless stereo speakers are designed for simple setup to deliver big cinematic sound streaming anything instantly from anywhere in a room.

•	Onkyo SOUND SPHERE Audio System, its first WiSA Certified audio system, will deliver wireless, cinema-quality sound to the Japanese market in 2.1, 3.1 and 5.1 system bundles, giving customers flexibility to purchase a format that best suits their needs and environment.

•	Lithe Audio’s WiSA Certified Pro Series in-ceiling speaker ushers in a new era of convenience in creating Dolby Atmos home cinema systems.

•	LG Electronics 4K UHD Smart Dual Laser CineBeam Projector, notably the first WiSA Ready projector to be introduced, can easily connect to WiSA USB transmitters, allowing seamless wireless audio and control communication with all WiSA Certified speakers.

•	Platin Milan 5.1 combines fashion, function, and affordability together into a totally immersive, 360-degree sensory experience, following the 2020 success of the Platin Monaco 5.1 wireless surround sound system.

The board named digital marketing executive Wendy Wilson as a director effective May 10, 2021 and thanked retiring director Jonathan Gazdak for his service. Wilson, currently VP of Marketing at ChargePoint, one of the world’s largest EV charging networks, has held leadership roles in small VC funded startups as well as publicly traded firms including Disney, Jive and Yahoo.

Summit Wireless Investor Update Conference Call

Summit Wireless will host a conference call at 8:30 a.m. PT / 11:30 a.m. ET on Wednesday, May 12, 2021 to provide a business update. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 877-423-9813 or 201-689-8573 and referencing code 13718663 approximately 10 minutes prior to the start time and view accompanying slides at ir.summitwireless.com/events. To bypass the operator and receive a call rather than dialing in, please use the following link approximately 15 minutes prior to the call. A live webcast of the call and accompanying slide presentation will be on the investor relations section of the company’s website at ir.summitwireless.com and available for approximately one year. An audio archive can be accessed for one week by dialing 844-512-2921 or 412-317-6671 and entering conference ID 13718663.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association and works in joint partnership to champion the most reliable interoperability standards across the audio industry. Summit Wireless is headquartered in San Jose, CA with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

About WiSA, LLC

WiSA®, the Wireless Speaker and Audio Association, is a consumer electronics consortium dedicated to creating interoperability standards utilized by leading brands and manufacturers to deliver immersive sound via intelligent devices. WiSA Certified™ components from any member brand can be combined to dramatically increase the enjoyment of movies and video, music, sports, gaming/esports, and more. WiSA also combines robust, high definition, multi-channel, low latency surround sound with the simple setup of a soundbar. For more information about WiSA, please visit: www.wisaassociation.org.

© 2021 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business including, current macroeconomic uncertainties associated with the COVID-19 pandemic, our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our rate of growth; our ability to predict customer demand for our existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting our customer’s end markets; our ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission.